UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2016

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 13, 2016, FXCM Inc. (the “Company”), in accordance with the authority granted by the Company’s board of directors, provided written notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its common stock, $.01 par value per share (“Common Stock”), on the NYSE and to list its Common Stock on the NASDAQ Global Market of The NASDAQ Stock Market LLC (“NASDAQ”). The Company expects the listing and trading of its Common Stock on the NYSE will cease at market close on Friday, September 23, 2016, and that trading of its Common stock will commence on NASDAQ on market open Monday, September 26, 2016. The Common Stock has been approved for listing on NASDAQ, with the Common Stock continuing to trade under the symbol “FXCM.”

Item 7.01   Regulation FD Disclosure.

On September 13, 2016, the Company issued a press release announcing the transfer to NASDAQ. The press release is furnished as Exhibit 99.1 hereto. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits: Press release, dated September 13, 2016 issued by FXCM Inc.

Exhibit No.	Exhibit Description

99.1**	Press Release dated September 13, 2016

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: September 13, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated as of September 13, 2016